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                                   EXHIBIT 21

                            SUBSIDIARIES OF NETSCOUT

NAME                                                          JURISDICTION OF INCORPORATION
----                                                          -----------------------------
NetScout Systems Security Corporation                         Massachusetts
NetScout Systems Canada Inc.                                  Ontario, Canada
NetScout Systems Foreign Sales Corporation                    Barbados
NetScout Systems (UK) Limited                                 England and Wales
NetScout Service Level Corporation                            Delaware
NetScout Systems France, SARL                                 France
NetScout Systems (HK) Limited                                 Hong Kong
NetScout Systems Mexico, S.A. de C.V.                         Mexico
NetScout Systems Singapore Pte Ltd.                           Singapore
NetScout Systems Norway AS                                    Norway
NextPoint Network Securities Corporation*                     Massachusetts
NetScout Systems India Pvt. Ltd.                              India
NetScout Systems Switzerland GmbH                             Switzerland

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* Subsidiary of NetScout Service Level Corporation